1
NEWS RELEASE

EVEREST RE GROUP,

LTD.

Seon place, 141 Front Street, 4
th

Floor, Hamilton HM 19, Bermuda
Contacts
Media:

Dawn Lauer

Investors:

Matt Rohrmann
Chief Communications Officer

Head of Investor Relations
Everest Global Services, Inc.

Everest Global Services, Inc.

908.300.7670

908.604.7343
Everest Re Group, Ltd. Appoints Hazel McNeilage to its Board of Directors
HAMILTON,

Bermuda – (BUSINESS WIRE) - November 16, 2022 –

Everest Re Group, Ltd.
(“Everest”) (NYSE: RE), a global underwriting leader providing best-in-class property, casualty, and specialty reinsurance and insurance solutions, announced the appointment of Hazel McNeilage as an independent, non-executive member of its Board of Directors, effective immediately.

“Hazel’s extensive global business experience and exceptional leadership acumen make her a valuable addition to Everest’s Board,” said Juan C. Andrade, Everest President and CEO. “Hazel brings a diverse, global perspective from decades of experience leading corporate growth and transformation strategies spanning five continents. I look forward to working closely with Hazel as we continue to generate positive momentum for the company and our shareholders.”

Ms. McNeilage’s four-decade-long career is built on deep global financial services experience with specialization in investment management, distribution, business and technology transformation, international regulation and governance. Serving in various executive leadership roles, she led expansion and restructuring strategies for multiple leading financial institutions across the United States, Europe, Australia, South Africa, and Asia. Most recently, she was Head of EMEA for Northern Trust’s

Asset Management business and served as a member of the
company’s global and international management teams. She held various executive roles in global investment management at Principal Financial including Global Head of Distribution and Head of
International Investments and she was part of the executive team that successfully navigated the business through the financial crisis. Earlier in her career, Ms. McNeilage served as Head of
Investment Consulting for Asia Pacific with Towers Perrin.

Ms. McNeilage has significant experience serving on the boards of large, multi-national Fortune
500, early-stage and not-for-profit organizations. She currently serves on the board of Reinsurance
Group of America (NYSE: RGA), and Scholarship America as well as the advisory board of 9
th

Gear Technologies. Ms. McNeilage is a Fellow of both the Institute and
Faculty of Actuaries (UK) and the Institute of Actuaries of Australia. She earned certificates from
Carnegie Mellon University and Harvard University in cyber security, a certificate from
Massachusetts Institute of Technology in artificial intelligence, and she is a Board Leadership
Fellow of the National Association of Corporate Directors. Ms. McNeilage earned a Bachelor of
Science (Hons) degree from the University of Lancaster, England.

“On behalf of the Board, I am delighted to welcome Hazel to Everest. She is a highly accomplished international financial services leader whose diverse expertise perfectly complements the skills and experiences of our board members,” said Joseph V.

Taranto, Everest
Chairman. “Hazel’s multi-faceted background and proven advisory experience will be significant assets as we continue to execute our strategy and deliver value to our stakeholders.”
About Everest

Everest is a global underwriting leader providing best-in-class property, casualty,

and specialty
reinsurance and insurance solutions that address customers’ most pressing challenges. Known for a
50-year track record of disciplined underwriting, capital and risk management, Everest, through its global operating affiliates, is committed to underwriting opportunity for colleagues, customers, shareholders, and communities worldwide.

Everest common stock (NYSE: RE) is a component of the S&P 500 index.
Additional information about Everest, our people, and our products can be found on our website at
www.everestre.com.